UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 12, 2012

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

7770 Duneville Street, Suite 11 Las Vegas, Nevada (Address of Principal Executive Offices)	89139 (Zip Code)
702-589-7475 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02. Unregistered Sales of Equity Securities

On July 12, 2012, the Company completed a private placement (the “Private Placement”) with an institutional investor consisting of the issuance of six million (6,000,000) warrants (the “Warrants”) to purchase an equivalent number of shares (the “Warrant Shares”) of the Company’s common stock in consideration for a purchase price of four hundred thousand dollars ($400,000).  Two million (2,000,000) of the Warrants will be exercisable for $0.04 per Warrant Share, and four million (4,000,000) of the Warrants will be exercisable for $0.08 per Warrant Share.  The Warrants are exercisable for a period of five (5) years from the date of issuance, or through July 12, 2017.   As of the date of this Current Report on Form 8-K, the Company has received gross proceeds of $400,000 in the Private Placement, and may receive additional proceeds in the future in the event the Warrants are exercised, however, there can be no assurance that the Warrants will ever be exercised or that the Company will receive any additional proceeds.

The Private Placement was conducted in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, the exemptions provided by Section 506 of Regulation D promulgated under the Securities Act and Rule 903 of Regulation S promulgated under the Securities Act.  The Warrants were offered and sold only to an investor who is an “accredited investor,” as such term is defined in Rule 501(a) under the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated: July 13, 2012	/s/ Donald B Gunn
Donald B. Gunn
President and Chair of Interim Governing Board